Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-105819, No. 333-107143, No. 333-136123, and No. 333-174349 on Forms S-8 and Registration Statement No. 333-200215 on Form S-3 of Core Molding Technologies, Inc. of our report dated March 11, 2016, relating to the consolidated financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP
Columbus, Ohio
March 11, 2016